GAAP Reconciliation

2010 Analyst Meeting
GAAP Reconciliation
The following tables set forth a reconciliation of AGL Resources’ operating margin to operating income and earnings before interest and
taxes (EBIT) to earnings before income taxes and net income, for the indicated periods.

2010 Analyst Meeting
GAAP Reconciliation

2010 Analyst Meeting
GAAP Reconciliation

2010



AGL Resources™

Six months ended June 30,

In millions	2009	2008	2007	2006	2005
Operating revenues	$1,372	$1,456	$1,440	$1,480	$1,338
Cost of goods sold	741	932	828	874	776
Operating margin	631	524	612	606	562
Operating expenses					
Operation and maintenance	244	233	227	230	228
Depreciation and amortization	78	74	71	68	66
Taxes other than income	24	23	20	20	21
Total operating expenses	346	330	318	318	315
Operating Income	285	194	294	288	247
Other income (expense)	5	4	1	(2)	2
EBIT	290	198	295	286	249
Interest expense, net	49	56	58	59	52
Earnings before income taxes	241	142	237	227	197
Income tax expense	85	47	81	79	69
Net income	$156	$95	$156	$148	$128

Nine months ended Sept 30,

In millions	2009	2008	2007	2006	2005
Operating revenues	$1,679	$1,995	$1,809	$1,914	$1,725
Cost of goods sold	840	1,193	987	1,064	961
Operating margin	839	802	822	850	764
Operating expenses					
Operation and maintenance	359	337	334	341	334
Depreciation and amortization	118	112	108	101	99
Taxes other than income	34	33	31	30	30
Total operating expenses	511	482	473	472	463
Operating Income	328	320	349	378	301
Other income (expense)	7	6	1	(2)	2
EBIT	335	326	350	376	303
Interest expense, net	75	85	92	91	79
Earnings before income taxes	260	241	258	285	224
Income tax expense	92	86	89	101	79
Net income	$168	$155	$169	$184	$145

Twelve months ended Dec 31,

In millions	2009	2008	2007	2006	2005
Operating revenues	$2,317	$2,800	$2,494	$2,621	$2,718
Cost of goods sold	1,142	1,654	1,369	1,482	1,626
Operating margin	1,175	1,146	1,125	1,139	1,092
Operating expenses					
Operation and maintenance	497	472	451	473	477
Depreciation and amortization	158	152	144	138	133
Taxes other than income	44	44	41	40	40
Total operating expenses	699	668	636	651	650
Operating Income	476	478	489	488	442
Other income (expense)	9	6	4	(1)	(1)
EBIT	485	484	493	487	441
Interest expense, net	101	115	125	123	109
Earnings before income taxes	384	369	368	364	332
Income tax expense	135	132	127	129	117
Net income	$249	$237	$241	$235	$215

	Three months ended Mar 31,					Three months ended June 30,					Three months ended Sept 30,					Three months ended Dec 31,				
In millions	2010	2009	2008	2007	2006	2009	2008	2007	2006	2005	2009	2008	2007	2006	2005	2009	2008	2007	2006	2005
Operating revenues	$1,003	$995	$1,012	$973	$1,044	$377	$444	$467	$436	$430	$307	$539	$369	$434	$387	$638	$805	$685	$707	$993
Cost of goods sold	571	589	657	595	655	152	275	233	219	208	99	261	159	190	185	302	461	382	418	665
Operating margin	432	406	355	378	389	225	169	234	217	222	208	278	210	244	202	336	344	303	289	328
Operating expenses																0				
Operation and maintenance	125	125	119	116	117	119	114	111	113	113	115	104	107	111	106	138	135	117	132	143
Depreciation and amortization	40	39	36	35	34	39	38	36	34	33	40	38	37	33	33	40	40	36	37	34
Taxes other than income	14	12	12	11	10	12	11	9	10	10	10	10	11	10	9	10	11	10	10	10
Total operating expenses	179	176	167	162	161	170	163	156	157	156	165	152	155	154	148	188	186	163	179	187
Operating Income	253	230	188	216	228	55	6	78	60	66	43	126	55	90	54	148	158	140	110	141
Other income (expense)	2	2	1	1	(2)	3	3	-	-	1	2	2	-	-	-	2	-	3	1	(3)
EBIT	255	232	189	217	226	58	9	78	60	67	45	128	55	90	54	150	158	143	111	138
Interest expense, net	28	25	30	31	30	24	26	27	29	26	26	29	34	32	27	26	30	33	32	30
Earnings (loss) before income taxes	227	207	159	186	196	34	(17)	51	31	41	19	99	21	58	27	124	128	110	79	108
Income tax expense (benefit)	82	72	54	62	67	13	(7)	19	12	14	7	39	8	22	10	43	46	38	28	38
Net income (loss)	$145	$135	$105	$124	$129	$21	$(10)	$32	$19	$27	$12	$60	$13	$36	$17	$81	$82	$72	$51	$70

A reconciliation of operating margin and EBIT by segment is available in our quarterly reports (Form 10-Q) and annual reports (Form 10-K) filed with the Securities and Exchange Commission.

Our management evaluates segment financial performance based on EBIT, which includes the effects of corporate expense allocations. EBIT is a non-GAAP (accounting principles generally accepted in the United States of America) financial measure. Items that are not included in EBIT are financing costs, including debt and interest expense and income taxes. We evaluate each of these items on a consolidated level and believe EBIT is a useful measurement of our performance because it provides information that can be used to evaluate the effectiveness of our businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations.

We also use EBIT internally to measure performance against budget and in reports for management and the Board of Directors. Projections of forward-looking EBIT are used in our internal budgeting process, and those projections are used in providing forward-looking business segment EBIT projections to investors. We are unable to reconcile our forward-looking EBIT business segment guidance to GAAP net income, because we do not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts. The impact of these items could be material to our operating results reported in accordance with GAAP.

Operating margin is a non-GAAP measure calculated as revenues minus cost of gas, excluding operation and maintenance expense, depreciation and amortization, taxes other than income taxes, and the gain or loss on the sale of our assets. These items are included in our calculation of operating income. We believe operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas is generally passed directly through to customers.

EBIT and operating margin should not be considered as alternatives to, or more meaningful indicators of, our operating performance than operating income or net income, as determined in accordance with GAAP. In addition, our EBIT or operating margin may not be comparable to similarly titled measures of another company.